                                                                     EXHIBIT 3.8


                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF

                        TELESERVICES INTERNET GROUP INC.


Pursuant the provisions of Section 607.0602, Florida Statutes, this corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST: Pursuant to Article IV of the Corporation's Articles of Incorporation, the Corporation does hereby designate 1,250,000 of the 10,000,000 authorized shares of $.001 par value Preferred Stock as Series A Convertible Preferred Stock, in accordance with the attached "Designation of Rights and Preferences of Series A Convertible Preferred Stock of TeleServices Internet Group Inc. dated March 31, 2000," which supersedes and replaces in its entirety the previous "Designation of Rights and Preferences of Series A Convertible Preferred Stock of TeleServices International Group Inc. dated April 28, 1997," which was attached to the Articles of Amendment to the Corporation's Articles of Incorporation dated April 28, 1997 and filed with the Secretary of State on May 5, 1997.

SECOND: This amendment was adopted on March 31, 2000 by resolution of the board of directors without shareholder action and shareholder action was not required.

Signed this 31st day of March, 2000.


                               TELESERVICES INTERNET GROUP, INC.



                               By: /s/ Robert P. Gordon
                                   ---------------------------------------------
                               Robert P. Gordon, Chief Executive Officer


ATTEST:


/s/ Paul W. Henry
-----------------------------
Paul W. Henry, Secretary

                    DESIGNATION OF RIGHTS AND PREFERENCES OF
                     SERIES A CONVERTIBLE PREFERRED STOCK OF
                        TELESERVICES INTERNET GROUP INC.
                                 MARCH 31, 2000

     TeleServices Internet Group Inc., a corporation organized and existing under the laws of the State of Florida (the "Corporation"), DOES HEREBY CERTIFY that pursuant to the authority contained in its Articles of Incorporation, as amended, and in accordance with the Florida Business Corporation Act, the Corporation's Board of Directors has duly adopted the following resolution creating a series of the class of its authorized Preferred Stock, designated as Series A Convertible Preferred Stock.

     RESOLVED THAT:

     Whereas, by virtue of the authority contained in its Articles of Incorporation, as amended, the Corporation has the authority to issue Ten Million (10,000,000) shares of $.001 par value Preferred Stock, the designation and amount thereof and series, together with the preferences, rights, and restrictions thereof, to be determined by the Corporation's Board of Directors pursuant to the applicable laws of the State of Florida.

     Now, therefore, the Corporation's Board of Directors hereby establishes a series of the class of Preferred Stock authorized to be issued by the Corporation as above stated, with the designations and amounts thereof, together with the preferences, conversion and other rights, and relative participating, optional and other special rights of each such series, and the qualifications, limitations or restrictions thereof, to be as follows:

     1. Designations and Amounts. One Million Two Hundred Fifty Thousand (1,250,000) shares of the Corporation's authorized Preferred Stock are designated as Series A Convertible Preferred Stock.

     2. Definitions.

     For the purposes of this Resolution the following definitions shall apply:

          (a)  "Board" shall mean the Board of Directors of the Corporation.

          (b) "Corporation" shall mean TeleServices Internet Group Inc., a Florida corporation.

          (c) "Common Stock" shall refer to the Corporation's common stock, par value $.0001 per share.

          (d) "Subsidiary" shall mean any corporation, over 50% of whose outstanding voting stock shall at the time be owned directly or indirectly by the Corporation or by one or more Subsidiaries.

          (e) "Warrants" shall refer to the Corporation's Series A Common Stock Purchase Warrants which may be issued upon conversion of the Series A Convertible Preferred Stock.


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TELESERVICES INTERNET GROUP INC.  MARCH 31, 2000                     PAGE 1 OF 7
DESIGNATION OF RIGHTS AND PREFERENCES OF SERIES A CONVERTIBLE PREFERRED STOCK

     3. Dividends. The holder of each issued and outstanding share of Series A Convertible Preferred Stock shall be entitled to receive distributions at the rate of ten percent (10%) simple interest per annum based on a $2.00 per share stated value, payable in cash or in shares of restricted Common Stock, at the election of the holder. Such dividend shall become due annually, in arrears, on December 31 of each year. Any dividends that the Corporation fails to declare and pay on the date due shall accumulate and accrue until later paid or upon conversion of the Series A Convertible Preferred Stock pursuant to the terms hereof. In the event that the Corporation elects to make a payment of a dividend in the form of shares of restricted Common Stock in lieu of cash, the number of shares of Common Stock to be issued shall be determined by dividing the dollar amount of the dividend as of the date declared or accrued by the market price per share of Common Stock for the "Trading Period" (as defined in paragraph 5(C)(iv)) prior to the date the dividend was declared or accrued. All dividends on the Series A Convertible Preferred Stock shall be paid before any other distributions shall be declared, paid or set aside upon the Common Stock or any other class of stock of the Corporation.

     4. Liquidation or Dissolution. In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the affairs of the Corporation, the holders of the issued and outstanding Series A Convertible Preferred Stock shall be entitled to receive for each share of Series A Convertible Preferred Stock, before any distribution of the assets of the Corporation shall be made to the holders of any other capital stock, a dollar amount equal to the stated value of $2.00 per share plus all accrued and unpaid distributions declared thereon, without interest. After such payment shall have been made in full to the holders of the issued and outstanding Series A Convertible Preferred Stock, or funds necessary for such payment shall have been set aside in trust for the account of the holders of the issued and outstanding Series A Convertible Preferred Stock so as to be and continue to be available therefor, then, before any further distribution of the assets of the Corporation shall be made, a dollar amount equal to that already distributed to the holders of the Series A Convertible Preferred Stock shall be distributed pro-rata to the holders of the other issued and outstanding capital stock of the Corporation, subject to the rights of any other class of capital stock set forth in the Articles of Incorporation of the Corporation or Amendments to the Articles of Incorporation filed by the Corporation. After such payment shall have been made in full to the holders of such other issued and outstanding capital stock, or funds necessary for such payment shall have been set aside in trust for the account of the holders of such other issued and outstanding capital stock so as to be and continue to be available therefor, the holders of the issued and outstanding Series A Convertible Preferred Stock shall be entitled to participate with the holders of all other classes of issued and outstanding capital stock in the final distribution of the remaining assets of the Corporation, and, subject to any rights of any other class of capital stock set forth in the Articles of Incorporation of the Corporation or any Amendments to the Articles of Incorporation filed by the Corporation, the remaining assets of the Corporation shall be divided and distributed ratably among the holders of both the Series A Convertible Preferred Stock and the other capital stock then issued and outstanding according to the proportion by which their respective record ownership of shares of the Series A Convertible Preferred Stock and such capital stock bears to the total number of shares of the Series A Convertible Preferred Stock and such capital stock then issued and outstanding. If, upon such liquidation, dissolution, or winding up, the assets of the Corporation distributable, as aforesaid, among the holders of the Series A Convertible Preferred Stock shall be insufficient to permit the payment to them of said amount, the entire assets shall be distributed ratably among the holders of the Series A Convertible Preferred Stock. A consolidation or merger of the Corporation, a share exchange, a sale, lease, exchange or transfer of all or substantially all of its assets as an entirety, or any purchase or redemption of stock of the Corporation of any class, shall not be regarded as a "liquidation, dissolution, or winding up of the affairs of the Corporation" within the meaning of this paragraph 4.


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TELESERVICES INTERNET GROUP INC.  MARCH 31, 2000                     PAGE 2 OF 7
DESIGNATION OF RIGHTS AND PREFERENCES OF SERIES A CONVERTIBLE PREFERRED STOCK

     5. Conversion Privilege. Series A Convertible Preferred Stock shall be convertible into restricted Common Stock and Warrants as hereinafter provided and, when so converted, shall be canceled and retired and shall not be reissued as such:

     (A) Any holder of the Series A Convertible Preferred Stock may at any time after issuance, convert, in whole but not in part, such stock into the Common Stock and Warrants of the Corporation, on presentation and surrender to the Corporation of the certificates of the Series A Convertible Preferred Stock to be so converted. In order to convert Series A Convertible Preferred Stock into Common Stock and Warrants, the holder thereof shall on any business day surrender at the Corporation's principal office in St. Petersburg, Florida, the certificate or certificates representing all such shares, duly endorsed to the Corporation or in blank. Series A Convertible Preferred Stock shall be deemed to have been converted immediately prior to the close of business on the day of such surrender for conversion, and the person or persons entitled to receive the Common Stock and Warrants issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock and Warrants at such time. As promptly as practicable after the date of any conversion, the Corporation shall issue and deliver a certificate or certificates representing the number of shares of Common Stock and the Warrants issuable upon such conversion to the person or persons entitled to receive same.

     (B) Each holder of Series A Convertible Preferred Stock shall have the right to convert such Series A Convertible Preferred Stock into Common Stock and Warrants at the conversion rate, determined as hereinafter provided, in effect at the time of conversion. Unless such conversion rate shall be adjusted as hereinafter provided, the conversion rate shall be forty (40) shares of Common Stock and forty (40) Warrants for each share of Series A Convertible Preferred Stock so converted.

     (C) The conversion rate as hereinabove provided shall be subject to adjustment as follows:

          (i) In case the Corporation shall (a) make a distribution in shares of its capital stock, (b) subdivide its outstanding shares of Common Stock into a greater number of shares, or (c) combine its outstanding shares of Common Stock into a smaller number of shares, the conversion rate in effect immediately prior thereto shall be adjusted so that the holder of a share of Series A Convertible Preferred Stock surrendered for conversion after the record date fixing stockholders to be affected by such event shall be entitled to receive, upon conversion, the number of shares of Common Stock which such holder would have owned or have been entitled to receive after the happening of such event had such share of Series A Convertible Preferred Stock been converted immediately prior to the record date in the case of such dividend or the effective date in the case of any such subdivision, combination or reclassification. An adjustment made pursuant to this subparagraph 5(C)(i) shall be made whenever any of such events shall happen, but shall become effective retroactively after such record date or such effective date, as the case may be, as to shares of Series A Convertible Preferred Stock converted between such record date or effective date and the date of happening of any such event.

          (ii) In case the Corporation shall issue rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share, which, when added to the amount of consideration received or receivable by the Corporation for such right or warrant, is less than the current market price (as hereinafter defined) per share of Common Stock at the record date mentioned below, the conversion rate shall be adjusted so that thereafter, until further adjusted, each share of Series A Convertible Preferred Stock shall be convertible into that number of shares of Common Stock determined by multiplying the number of shares of Common Stock into which such share of Series A Convertible Preferred Stock was theretofore convertible by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock issuable upon the exercise of such rights or warrants, and the denominator of which shall be the


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TELESERVICES INTERNET GROUP INC.  MARCH 31, 2000                     PAGE 3 OF 7
DESIGNATION OF RIGHTS AND PREFERENCES OF SERIES A CONVERTIBLE PREFERRED STOCK number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock issuable upon the exercise of such rights or warrants, and the denominator of which shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares which an amount equal to the sum of (a) the aggregate exercise price of the total number of shares of Common Stock issuable upon the exercise of such rights or warrants, plus (b) the aggregate amount of consideration, if any, received, or receivable by the Corporation for any such rights or warrants, would purchase at such current market price. Such adjustment shall be made whenever such rights or warrants are issued, but shall also be effective retroactively as to shares of Series A Convertible Preferred Stock converted between the record date for the determination of stockholders entitled to receive such rights or warrants and the date such rights or warrants are exercised.

          (iii) In case the Corporation shall distribute to all holders of its Common Stock any one or more of the following: (a) evidence of its indebtedness,
(b) assets (excluding cash distributions, distributions made out of current or retained earnings and distributions of the stock of any subsidiary), or (c) rights or warrants to subscribe for or purchase securities issued by, or property of, the Corporation (excluding those referred to in subparagraph 5(C)(ii) above), then in each such case the conversion rate shall be adjusted as provided below so that thereafter, until further adjusted, the number of shares of Common Stock into which each share of Series A Convertible Preferred Stock shall be convertible shall be determined by multiplying the number of shares of Common Stock into which such share of Series A Convertible Preferred Stock was theretofore convertible by a fraction, the numerator of which shall be the current market price per share of Common Stock on the date of such distribution, and the denominator of which shall be such current market price per share of the Common Stock, less the then fair market value (as determined by the Board of the Corporation, whose determination shall be conclusive) of the portion of the assets or evidence of indebtedness so distributed or of such rights or warrants applicable to one share of the Common Stock. Such adjustment shall be made whenever any such distribution is made, but shall also be effective retroactively as to shares of Series A Convertible Preferred Stock converted between the record date for the determination of stockholders entitled to receive such distribution and the date such distribution is made.

          (iv) For the purpose of any computation under subparagraphs 5(B) or 5(C)(ii) and (iii) above, the current market price per share of Common Stock at any date shall be (a) if the Common Stock is listed on any national securities exchange, the average of the daily closing prices for the ten consecutive business days before the day in question (the "Trading Period"); (b) if the Common Stock is not listed on any national securities exchange but is quoted on the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or the Electronic Bulletin Board, the average of the high and low bids as reported thereon for the Trading Period; and (c) if the Common Stock is neither listed on any national securities exchange nor quoted on NASDAQ or the Electronic Bulletin Board, the price shall be determined in any reasonable manner approved by the Board of Directors of the Company.

          (v) No adjustment in the conversion rate shall be required unless such adjustment would require an increase or decrease of at least 5% in such rate; provided, however, that any adjustments which by reason of this subparagraph 5(C)(v) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

          (vi) In the event that the Corporation fails to cause a registration statement registering for resale the shares of Common Stock issuable upon conversion of and as a dividend on the Series A Convertible Preferred Stock and the shares of Common Stock issuable upon exercise of the Warrants issuable upon conversion of the Series A Convertible Preferred Stock to become effective within the


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TELESERVICES INTERNET GROUP INC.  MARCH 31, 2000                     PAGE 4 OF 7
DESIGNATION OF RIGHTS AND PREFERENCES OF SERIES A CONVERTIBLE PREFERRED STOCK time period specified in the Stock Purchase Agreement between the Company and the holders of the Series A Convertible Preferred Stock, then the exercise price of the Warrants shall be adjusted in the manner set forth in the Series A Common Stock Purchase Warrant Agreement.

     (D) No adjustment of the conversion rate shall be made in any of the following cases:

          (i) upon the grant or exercise of stock options or warrants outstanding on the date hereof or hereafter granted, or under any employee stock option plan now or hereafter authorized;

          (ii) shares of Common Stock issued upon the conversion of Series A Convertible Preferred Stock;

          (iii) shares issued in connection with the acquisition by the Corporation or by any subsidiary of the Corporation of 80% or more of the assets of another corporation, and shares issued in connection with the acquisition by the Corporation or by any subsidiary of the Corporation of 80% or more of the voting shares of another corporation (including shares issued in connection with such acquisition of voting shares of such other corporation subsequent to the acquisition of an aggregate of 80% of such voting shares), shares issued in a merger of the Corporation or a subsidiary of the Corporation with another corporation in which the Corporation or the Corporation's subsidiary is the surviving corporation, and shares issued upon the conversion of other securities issued in connection with any such acquisition or in any such merger; or

          (iv) shares issued by way of dividend or other distribution on Common Stock excluded from the calculation of the adjustment under this subparagraph 5(D) or on Common Stock resulting from any subdivision or combination of Common Stock so excluded.

     (E) Whenever the conversion rate is adjusted as herein provided, the Corporation shall prepare a certificate signed by the Treasurer of the Corporation setting forth the adjusted conversion rate and showing in reasonable detail the facts upon which such adjustment is based. As promptly as practicable, the Corporation shall cause a copy of the certificate referred to in this subparagraph 5(E) to be mailed to each holder of record of issued and outstanding Series A Convertible Preferred Stock at the address of such holder appearing on the Corporation's books.

     (F) The Corporation shall pay all taxes that may be payable in respect of the issue or delivery of Common Stock and Warrants on conversion of Series A Convertible Preferred Stock pursuant hereto, but shall not pay any tax which may be payable with respect to income or gains of the holder of any Series A Convertible Preferred Stock or Common Stock and Warrants or any tax which may be payable in respect of any transfer involved in the issue and delivery of the Common Stock or Warrants in a name other than that in which the Series A Convertible Preferred Stock so converted was registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax, or has established, to the satisfaction of the Corporation, that such tax has been paid.

     (G) No fractional shares or scrip representing fractional shares shall be issued upon the conversion of any shares of Series A Convertible Preferred Stock. If the conversion shares of Series A Convertible Preferred Stock results in a fraction, the fraction shall be rounded up to the nearest whole share.


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TELESERVICES INTERNET GROUP INC.  MARCH 31, 2000                     PAGE 5 OF 7
DESIGNATION OF RIGHTS AND PREFERENCES OF SERIES A CONVERTIBLE PREFERRED STOCK

     (H) The Corporation shall at all times reserve and keep available, free from preemptive rights, out of its authorized Common Stock, for the purpose of effecting the conversion of the issued and outstanding Series A Convertible Preferred Stock, the full number of shares of Common Stock then deliverable in the event and upon the conversion of all of the Series A Convertible Preferred Stock then issued and outstanding.

     (I) The Series A Convertible Preferred Stock and all shares of Common Stock and Warrants issued or issuable upon conversion of the Series A Convertible Preferred Stock shall be restricted and bear a restrictive legend.

     6. Voting Rights. The shares of the Series A Convertible Preferred Stock shall be non-voting, except as to matters which they are entitled to vote, as a class, under the laws of the State of Florida, or as provided below.

     7. Redemption by the Corporation. The Corporation, at the option of the Board, may redeem at the stated value of $2.00 per share of Series A Convertible Preferred Stock, in whole or in part, the Series A Convertible Preferred Stock at any time outstanding after the date on which the daily closing price of the Corporation's Common Stock for each day of any Trading Period (as defined in paragraph 5(C)(iv) above) is greater than $1.00 per share. If the Corporation elects to exercise this redemption right, the Corporation shall give at least 30 days' prior written notice to the holders of record of the Series A Convertible Preferred Stock to be redeemed and by issuing to each holder of Series A Convertible Preferred Stock the number of shares of restricted Common Stock and Warrants to which he or she would be entitled to receive upon conversion pursuant to paragraph 5, plus all accrued and unpaid distributions declared or accrued, at the date fixed for redemption, without interest, in additional shares of restricted Common Stock, or in cash, as determined by the Corporation pursuant to paragraph 3, for the shares of Series A Convertible Preferred Stock so redeemed. The Board shall have full power and authority, subject to the limitations and provisions herein contained, to prescribe the manner in which and the terms and conditions upon which the Series A Convertible Preferred Stock shall be redeemed. In addition, on such date the holders of Series A Convertible Preferred Stock shall no longer be entitled to any distributions and shall not have any rights or interests as holders of said shares, except to receive the payment herein designated, without interest thereon, upon presentation and surrender of their certificates therefor.

     8. Anti-Dilution. In the event of any change in the outstanding capital stock of the Corporation by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation, the shares of Series A Convertible Preferred Stock shall be appropriately adjusted if the stated value is affected. Any shares of Series A Convertible Preferred Stock or other securities received by the holders of the Series A Convertible Preferred Stock as a result of any such adjustment shall be subject to all of the terms and conditions of this Designation of Rights and Preferences of Series A Convertible Preferred Stock.

     9. No Preemptive Rights. No holder of the Series A Convertible Preferred Stock shall be entitled, as of right, to purchase or subscribe for any part of the unissued capital stock of the Corporation or of any capital stock of the Corporation to be issued by reason of any increase of the authorized capital stock of the Corporation, or to purchase or subscribe for any bonds, certificates of indebtedness, debentures or other securities convertible into or carrying options or warrants to purchase stock or other securities of the Corporation or to purchase or subscribe for any stock of the Corporation purchased by the Corporation or by its nominee or nominees, or to have any other preemptive rights now or hereafter defined by the laws of the State of Florida.


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TELESERVICES INTERNET GROUP INC.  MARCH 31, 2000                     PAGE 6 OF 7
DESIGNATION OF RIGHTS AND PREFERENCES OF SERIES A CONVERTIBLE PREFERRED STOCK

     10. Changes In Terms of Series A Convertible Preferred Stock. The terms of the Series A Convertible Preferred Stock may not be amended, altered or repealed, and no class of capital stock or securities convertible into capital stock shall be authorized which has superior rights to the Series A Convertible Preferred Stock as to distributions or liquidation, without the consent of the holders of at least 51% of the outstanding shares of Series A Convertible Preferred Stock, voting as a separate series.

     11. No Implied Limitations. Except as otherwise provided by express provisions of this Designation of Rights and Preferences of Series A Convertible Preferred Stock, nothing herein shall limit, by inference or otherwise, the discretionary right of the Board to classify and reclassify and issue any shares of Preferred Stock and to fix or alter all terms thereof to the full extent provided in the Articles of Incorporation of the Corporation.

     12. General Provisions. In addition to the above provisions with respect to the Series A Convertible Preferred Stock, such Series A Convertible Preferred Stock shall be subject to, and entitled to the benefits of, the provisions set forth in the Corporation's Articles of Incorporation with respect to Series A Convertible Preferred Stock generally.

     13. Notices. All notices required or permitted to be given by the Corporation with respect to the Series A Convertible Preferred Stock shall be in writing, and if delivered by first class United States mail, postage prepaid, to the holders of the Series A Convertible Preferred Stock at their last addresses as they shall appear upon the books of the Corporation, shall be conclusively presumed to have been duly given, whether or not the stockholder actually receives such notice; provided, however, that failure to duly give such notice by mail, or any defect in such notice, to the holders of any stock designated for redemption, shall not affect the validity of the proceedings for the redemption of any other shares of Series A Convertible Preferred Stock.

     IN WITNESS WHEREOF, TeleServices Internet Group Inc. has caused this Designation of Rights and Preferences of Series A Convertible Preferred Stock to be duly executed by its Chairman and attested by its Secretary the day and year first written above.


                                           TELESERVICES INTERNET GROUP INC.


                                           /s/ Robert P. Gordon
                                           -------------------------------------
                                           Robert P. Gordon, Chairman

Attest:


/s/ Paul W. Henry
------------------------------
Paul W. Henry, Secretary


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TELESERVICES INTERNET GROUP INC.  MARCH 31, 2000                     PAGE 7 OF 7
DESIGNATION OF RIGHTS AND PREFERENCES OF SERIES A CONVERTIBLE PREFERRED STOCK

                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF

                      TELESERVICES INTERNATIONAL GROUP INC.


Pursuant the provisions of Section 607.1006 of the Florida Business Corporation Act, this corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST: Article I of the Articles of Incorporation of this corporation is hereby amended to read to follows:

                                    ARTICLE I

      THE NAME OF THE CORPORATION SHALL BE TELESERVICES INTERNET GROUP INC.


SECOND: Article IV of the Articles of Incorporation of this corporation is hereby amended to read to follows:

                                   ARTICLE IV

     THE COMPANY IS AUTHORIZED TO ISSUE 300,000,000 SHARES OF COMMON STOCK HAVING A PAR VALUE OF .0001 EACH. ADDITIONALLY, THE COMPANY IS AUTHORIZED TO ISSUE 10,000,000 SHARES OF PREFERRED STOCK, HAVING A PAR VALUE OF .001 EACH. THE PREFERRED STOCK MAY BE ISSUED IN A SERIES FROM TIME TO TIME WITH SUCH DESIGNATION, RIGHTS, PREFERENCES AND LIMITATIONS AS THE BOARD OF DIRECTORS OF THE COMPANY MAY DETERMINE BY RESOLUTION. THE RIGHTS, PREFERENCES AND LIMITATIONS OF A SEPARATE SERIES OF PREFERRED STOCK MAY DIFFER WITH RESPECT TO SUCH MATTERS AS MAY BE DETERMINED BY THE BOARD OF DIRECTORS, INCLUDING, WITHOUT LIMITATION, THE RATE OF DIVIDENDS, METHOD AND AMOUNTS PAYABLE ON LIQUIDATION, SINKING FUND PROVISIONS (IF ANY), CONVERSION RIGHTS (IF ANY), AND VOTING RIGHTS.

THIRD: The foregoing amendments were adopted by the shareholders at a special meeting held on July 8, 1999. The number of votes cast for the amendments were sufficient for approval.

Signed this 8th day of July, 1999.



                                          By: /s/ Robert P. Gordon
                                              ----------------------------------
                                              Robert P. Gordon, Chairman

                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF

                      TELESERVICES INTERNATIONAL GROUP INC.

Pursuant the provisions of Section 607.1006 of the Florida Business Corporation Act, this corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST: Article I of the Articles of Incorporation of this corporation is hereby amended to read to follows:

                                    ARTICLE I

         THE NAME OF THE CORPORATION SHALL BE TELESERVICES INTERNET GROUP INC.

SECOND: Article IV of the Articles of Incorporation of this corporation is hereby amended to read to follows:

                                   ARTICLE IV

         THE COMPANY IS AUTHORIZED TO ISSUE 300,000,000 SHARES OF COMMON STOCK HAVING A PAR VALUE OF .0001 EACH. ADDITIONALLY, THE COMPANY IS AUTHORIZED TO ISSUE 10,000,000 SHARES OF PREFERRED STOCK, HAVING A PAR VALUE OF .001 EACH. THE PREFERRED STOCK MAY BE ISSUED IN A SERIES FROM TIME TO TIME WITH SUCH DESIGNATION, RIGHTS, PREFERENCES AND LIMITATIONS AS THE BOARD OF DIRECTORS OF THE COMPANY MAY DETERMINE BY RESOLUTION. THE RIGHTS, PREFERENCES AND LIMITATIONS OF A SEPARATE SERIES OF PREFERRED STOCK MAY DIFFER WITH RESPECT TO SUCH MATTERS AS MAY BE DETERMINED BY THE BOARD OF DIRECTORS, INCLUDING, WITHOUT LIMITATION, THE RATE OF DIVIDENDS, METHOD AND AMOUNTS PAYABLE ON LIQUIDATION, SINKING FUND PROVISIONS (IF ANY), CONVERSION RIGHTS (IF ANY), AND VOTING RIGHTS.

THIRD: The foregoing amendments were adopted by the shareholders at a special meeting held on July 8, 1999. The number of votes cast for the amendments were sufficient for approval.

Signed this 8th day of July, 1999.

                                           By: /s/ Robert P. Gordon
                                               --------------------------------
                                               Robert P. Gordon, Chairman

                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF

                      VISITORS SERVICES INTERNATIONAL CORP.

Pursuant the provisions of Section 607.1006, Florida Statutes, this corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST: The name of the Corporation is hereby changed by amending Article I of the Articles of Incorporation to read as follows:

                                    ARTICLE I

THE NAME OF THE CORPORATION SHALL BE TELESERVICES INTERNATIONAL GROUP INC.

SECOND: The amendment was adopted on March 3, 1997, by resolution of the board of directors and the written consent of the stockholders, in accordance with
Section 607.0704, Florida Statutes, representing a sufficient number of votes necessary to approve this amendment.

Signed this 3rd day of March, 1997.

                                       By: /s/ Stephen G. McLean
                                           -------------------------------
                                           Stephen G. McLean, CEO

ATTEST:

/s/ Paul W. Henry
-----------------------------------
Paul W. Henry, Secretary

                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF

                           DYNASTY CAPITAL CORPORATION

Pursuant the provisions of Section 607.1006, Florida Statutes, this corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST: The name of the Corporation is hereby changed by amending Article I of the Articles of Incorporation to read as follows:

                                    ARTICLE I

   THE NAME OF THE CORPORATION SHALL BE VISITORS SERVICES INTERNATIONAL CORP.

SECOND: The amendment was adopted on October 1, 1996, by resolution of the board of directors and the written consent of the stockholders, in accordance with
Section 607.0704, Florida Statutes, representing a sufficient number of votes necessary to approve this amendment.

Signed this 1st day of October, 1996.

                                      By: /s/ Steve McLean
                                          --------------------------------------
                                          Steve McLean, Executive Vice President

ATTEST:

/s/ Paul W. Henry
----------------------------------
Paul W. Henry, Secretary

                              ARTICLES OF AMENDMENT
                                       OF

                           DYNASTY CAPITAL CORPORATION

1. Article IV of the Articles of Incorporation of Dynasty Capital Corporation, which was filed on October 1, 1986, is hereby amended to read as follows:

         "Article IV - The Company is authorized to issue 100,000,000 shares of Common Stock having a par value of .0001 each. Additionally, the Company is authorized to issue 10,000,000 shares of Preferred Stock, having a par value of .001 each. The Preferred Stock may be issue in a series from time to time with such designation, rights, preferences and limitations as the Board of Directors of the Company may determine by resolution. The rights, preferences and limitations of a separate series of Preferred Stock may differ with respect to such matters as may be determined by the Board of Directors, including, without limitation, the rate of dividends, method and amounts payable on liquidation, sinking fund provisions (if any), conversion rights (if any), and voting rights."

2. The foregoing amendment was adopted by the shareholders of this corporation on the 3rd day of November.

         IN WITNESS WHEREOF, the undersigned President and Secretary of this corporation have executed these Articles of Amendment this 3rd day of November, 1986.

                                              /s/ Robert C. Hackney
                                              ---------------------------------
                                              President and Secretary

                            ARTICLES OF INCORPORATION
                                       OF
                           DYNASTY CAPITAL CORPORATION

         The undersigned, for the purpose of forming a corporation under the Florida General Corporation Act hereby adopts the following Articles of Incorporation.

                                    ARTICLE I

         The name of the corporation shall be DYNASTY CAPITAL CORPORATION.

                                   ARTICLE II

         The term of existence is perpetually.

                                   ARTICLE III

         The corporation may transact any and all lawful business for which corporations may be incorporated under the Florida General Corporate Act.

                                   ARTICLE IV

         The aggregate number of shares which the corporation has authority to issue is 100,000,000, all of which shall be common shares with a par value of $.0001 each.

                                    ARTICLE V

         The street address of the initial registered office of the corporation is 1645 Palm Beach Lakes Blvd., Suite 1200, West Palm Beach, Florida 33401, and the name of the initial registered agent at such address is Robert C. Hackney.

                                   ARTICLE VII

         The name and post office address of the member of the first Board of Directors is:

         Robert C. Hackney    1645 Palm Beach Lakes Blvd., Suite 1200
                                  West Palm Beach, Florida  33401

                                   ARTICLE IX

         The corporation shall be deemed to commence its existence upon the date of filing of these Articles of Incorporation.

         IN WITNESS WHEREOF, I have subscribed my name this 29th day of September, 1986.

                                                /s/ Robert C. Hackney
                                                --------------------------------
                                                Robert C. Hackney